UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

June 23, 2006

(Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

On February 7, 2005, Rayovac Corporation (now known as Spectrum Brands, Inc., the “Company”) completed the acquisition of all of the outstanding equity interests of United Industries Corporation (“United”). The purchase price consisted of cash consideration of approximately $1.05 billion and 13.75 million shares of the Company’s common stock valued at approximately $439 million. These 13.75 million shares are unregistered shares.

Pursuant to the terms of the acquisition, the Company is required to file a registration statement (the “Registration Statement”) covering the possible resale of the 13.75 million shares of the Company’s common stock issued to former United shareholders.

In connection with the filing of the Registration Statement, the Company is updating certain information which was presented in its Annual Report on Form 10-K for the year ended September 30, 2005 in light of the following events and changes.

Beginning October 1, 2005, the Company changed its reportable segments as a result of certain management and organizational changes.

Additionally, the fertilizer technology and Canadian professional fertilizer products operations of Nu-Gro were designated as held for sale as of September 30, 2005. Subsequent to September 30, 2005, the results of these operations were reflected as discontinued operations.

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”) on October 1, 2005 as well. Prior to the adoption of SFAS 123(R), the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the statement of cash flows. Beginning on October 1, 2005, the Company changed its cash flow presentation in accordance with SFAS 123(R) and FASB Staff Position (“FSP”) FAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards” (“FSP FAS 123(R)-3”) which require the cash flows resulting from the tax benefits for these options to be classified as financing cash flows.

Lastly, certain subsequent events have occurred that impact the Company’s disclosures included in its Annual Report on Form 10-K for the year ended September 30, 2005. These events include bank amendments, litigation updates and the closing of the sale of the fertilizer technology and Canadian professional fertilizer products operations of Nu-Gro.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are the sections in our Annual Report on Form 10-K for the year ended September 30, 2005, indicated in Item 9.01 below reflecting these changes.

No attempt has been made to update matters in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 except to the extent expressly provided above.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Form 10-K, Part I, Item 1. Business

Form 10-K, Part I, Item 2. Properties

Form 10-K, Part I, Item 3. Legal Proceedings

Form 10-K, Part II, Item 6. Selected Financial Data

Form 10-K, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Form 10-K, Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Form 10-K, Part III, Item 15. Exhibits and Financial Statement Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2006	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and
Chief Financial Officer